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                                                                    Exhibit 23.1



                         Consent of Ernst & Young LLP


We consent to the incorporation by reference of our report dated December 5, 1996, except Note 7, as to which the date is December 31, 1996, with respect to the financial statements of C.L. McIntosh & Associates, Inc. included in this Form 8-K/A for Summit Medical Systems, Inc., in the Registration Statement (Form S-8 No. 33-80927) pertaining to the 1993 Stock Option Plan, 1995 Employee Stock Purchase Plan and the 1995 Non-Employee Director Stock Option Plan of Summit Medical Systems, Inc.


                                       /s/ Ernst & Young LLP

Minneapolis, Minnesota
April 22, 1997

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